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EXHIBIT 24.1
                                 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Hodges and J. Thomas Whelchel, and each of them, his attorney-in-fact, each with full power of substitution, for him in his name, place and stead, in any and all capacities, to sign Post Effective Amendment No. 6 to the Registration Statement on Form SB-2, initially filed with the Commission on April 15, 1994, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratifies and confirms all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Signature                         Date
          ---------                         ----


     /s/ C. Ray Acosta                     April 30, 1997
     ----------------------
     C. Ray Acosta


     /s/ James M. Fiveash                  April 30, 1997
     ----------------------
     James M. Fiveash


     /s/ L. McRee Harden                   April 30, 1997
     ----------------------
     L. McRee Harden


     /s/ Michael D. Hodges                 April 30, 1997
     ----------------------
     Michael D. Hodges


     /s/ Russell C. Jacobs, Jr.            April 30, 1997
     --------------------------
     Russell C. Jacobs, Jr.


     /s/ C. Kermit Keenum                  April 30, 1997
     -----------------------
     C. Kermit Keenum


     /s/ Jimmy D. Veal                     April 30, 1997
     -----------------------
     Jimmy D. Veal


     /s/ J. Thomas Whelchel                April 30, 1997
     -----------------------
     J. Thomas Whelchel